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[Logo]                                 RAYMOND G. KENNEDY, CFA
                                       VICE PRESIDENT

                                       PRUDENTIAL CAPITAL GROUP
                                       777 South Figueroa Street, Suite 2950
                                       Los Angeles, CA 90017
                                       213 486-5376  Fax: 213 623-9764

                                       December 13, 1995

Tab Products Co.
Tab Canada Limited
1400 Page Mill Road
Palo Alto, California 94304

Ladies and Gentlemen:

     Reference is made to the Note Agreement between Tab Products Co. (the "Company") and The Prudential Insurance Company of America ("Prudential") dated as of (i) March 20, 1992 (the "1992 Agreement"), pursuant to which the Company issued and sold and Prudential purchased the Company's 8.73% Senior Notes due March 20, 2001 in the principal amount of $15,000,000 and (ii) October 7, 1993 (the "1993 Agreement"), pursuant to which the Company issued and sold and Prudential purchased the Company's 6.90% Senior Guaranteed Notes due September 20, 2002. The 1992 Agreement and the 1993 Agreement are together are together referred to as the "Agreements," and each is an "Agreement." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the applicable Agreement.

     Pursuant to the request of the Company and the provisions of paragraph 11C of each Agreement, Prudential and the Company agree with respect to each Agreement as follows:

     1. Paragraph 6L of each Agreement is hereby amended and restated in its entirety to read as follows:

              "6.L. FIXED CHARGE COVERAGE. Permit its Fixed Charge Coverage Ratio calculated at the end of each fiscal quarter commencing with the fiscal quarter ending May 30, 1994, on the basis of the consolidated results of operations of the Company and its Subsidiaries, to be less than (A) 1.15 from May 30, 1994 through and including May 30, 1997; (B) 1.00 from May 31, 1997 through February 28, 1998, inclusive; and
         (C) 1.15 at all times from and after March 1, 1998."

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Tab Products Co.
Tab Canada Limited
December 13, 1995
Page -2-


       2. Notwithstanding anything to the contrary contained in the Agreements, for purposes of calculating the Fixed Charge Coverage Ratio, for the periods ending November 30, 1995, through May 31, 1996, capital expenditures of the Company or any Subsidiary shall not be subtracted from Consolidated Net Earnings.


       If you agree with the foregoing, please sign below and return a copy of this letter to the undersigned. Upon such execution, this letter shall become a binding agreement between the Company and Prudential amending the 1992 Agreement and the 1993 Agreement in the manner and to the extent herein provided. Execpt as otherwise set forth herein, the 1992 Agreement and the 1993 Agreement shall each continue unmodified and in full force and effect.


                                           Very truly yours,

                                           THE PRUDENTIAL INSURANCE
                                             COMPANY OF AMERICA

                                           By /s/ Raymond G. Kennedy
                                             -------------------------
                                              Vice President



ACCEPTED AND AGREED

TAB PRODUCTS CO.

By: /s/ Robert J. Sexton
   ---------------------------
   Name:  Robert J. Sexton
   Title: Treasurer & Secretary









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Tab Products Co.
Tab Canada Limited
December 13, 1995
Page -3-

The undersigned, as a guarantor of the 6.90% Notes pursuant to its Guaranty thereof dated October 7, 1993, expressly agrees with and consents to the amendments set forth in this letter and confirms that its Guaranty remains in full force and effect as originally executed and is expressly reaffirmed hereby.

TAB CANADA LIMITED



By   /s/ J.W. Peth
    --------------------

Its       Secretary
    --------------------